Exhibit 11.1

                      AMERICAN MOBILE SATELLITE CORPORATION
                     ---------------------------------------
                    COMPUTATIONS OF EARNING PER COMMON SHARE
                     ---------------------------------------
                    (in thousands, except per share amounts)
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

                                                                                                      Three Months
                                                                                                     Ended March 31,

                                                                                                 1997            1996
                                                                                                 ----            ----
PRIMARY CALCULATION

Net Loss                                                                                        $(27,081)       $(29,877)
                                                                                                =========      ==========

Net Loss per common share                                                                        $ (1.08)        $ (1.20)
                                                                                                 ========        ========

Weighted-average common shares outstanding                                                         25,109          24,995
                                                                                                   ======          ======

FULLY DILUTED CALCULATION
-----------------------------------------------
Net Loss  (1)                                                                                   $(27,081)      $ (27,968)
                                                                                                =========      ==========








Net Loss per common share                                                                         $(1.08)        $ (1.05)
                                                                                                  =======        ========


Weighted-average common shares outstanding  (2)                                                    25,188          26,726
                                                                                                   ======          ======




                                                                                                    Three Months Ended
                                                                                                         March 31,

(1)  Calculated as follows:                                                                          1997            1996
                                                                                                     ----            ----

Primary net loss                                                                                $(27,081)       $(29,877)
Amortization of debt discount                                                                          --             995
Interest on convertible debt                                                                           --             914
                                                                                                ---------      ----------
                                                                                                $(27,081)       $(27,968)


(2)  Calculated as follows:
      Historical weighted average number of shares outstanding                                     25,109          24,995

                                                                                                       --
      Assumed exercise of stock options                                                                17              86
      Assumed exercise of stock purchase warrants                                                      62             100
      Assumed conversion of convertible short term borrowing                                           --            1,545
                                                                                                  -------           -----
                                                                                                   25,188          26,726
                                                                                                   ======         =======

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